UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 3 , 2011

Commission File Number:  00025940

Glowpoint, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
770312442
(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974
(Address of principal executive offices)

973-855-3411
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained in Item 3.02 below are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On August 3, 2011, in connection with efforts to restructure its capitalization, Glowpoint, Inc.(the "Company") consummated a number of transactions.

Pursuant to a Series B Preferred Consent and Exchange Agreement (the "Series B Exchange Agreement"), dated August 3, 2011, entered into with the holder of the Series B Preferred Stock, par value $0.0001 (the "Series B Preferred Stock"), the Company issued 100 shares of a new Series B-1 Preferred Stock, par value $0.0001 per share (the "Series B-1 Preferred Stock"), in exchange for cancelling all of its issued and outstanding Series B Preferred Stock. As a result of the exchange, there are currently 100 shares of Series B-1 Preferred Stock outstanding and no shares of Series B Preferred Stock outstanding. This description of the Series B Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Series B Exchange Agreement, which is filed as an exhibit to this report and is incorporated herein by reference.

Each share of Series B-1 Preferred Stock has a stated value of $100,000 per share (the "Stated Value") and a liquidation preference equal to the Stated Value together with all accrued and unpaid dividends. The Series B-1 Preferred Stock is not convertible into common stock. The Series B-1 Preferred Stock is senior to all other classes of equity and, commencing on January 1, 2013, is entitled to cumulative dividends at a rate of 4% per annum, payable quarterly, based on the Stated Value. Commencing January 1, 2014, the cumulative dividend rate increases to 6% per annum, payable quarterly, based on the Stated Value. The Company may, at its option at any time, redeem all or a portion of the outstanding shares of Series B-1 Preferred Stock by paying the Stated Value together with all accrued and unpaid dividends.

The Series B-1 Preferred Stock was issued in exchange for the Series B Preferred Stock pursuant to the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act").

The Company and the holders of the new Series B-1 Preferred Stock also entered into a Stockholders Agreement, dated August 3, 2011 (the "Stockholders Agreement"), which provides for a mandatory redemption of the Series B-1 Preferred Stock upon the completion of a "public offering" (as such term is defined in the Stockholders Agreement) that satisfies certain conditions. This description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is filed as an exhibit to this report and is incorporated herein by reference.

On August 3, 2011, certain holders of the Company's Series A-2 Preferred Stock, par value $0.0001 (the "Series A-2 Preferred Stock"), converted 965.47 shares of Series A-2 Preferred Stock, in accordance with their terms, at a conversion rate of 2,500 shares of Common Stock for each share of Series A-2 Preferred Stock. As a result of such conversion, the Company issued 2,413,675 shares of Common Stock and 93.85 shares of Series A-2 Preferred Stock remain outstanding. The 2,413,675 shares of Common Stock were issued upon conversion of the Series A Preferred Stock pursuant to the provisions of Section 3(a)(9) of the Securities Act.

As a result of the transactions mentioned in this Form 8-K, the Company currently has 25,113,701 shares of Common Stock issued and outstanding.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the Series B Exchange Agreement, on August 3, 2011, the Company amended its Amended and Restated Articles of Incorporation by filing a Certificate of Designations, Preferences and Rights of Perpetual Series B-1 Preferred Stock with the Secretary of State of the State of Delaware to create a new series of preferred stock, the Series B-1 Preferred Stock. The terms of the Series B-1 Preferred Stock are described under Item 3.02 herein and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glowpoint, Inc.

Date:   August 9, 2011
By:	/s/ John R. McGovern

Name: John R. McGovern
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Certificate of Designations, Preferences and Rights of Perpetual Series B-1 Preferred Stock.
EX-10.1	Series B Preferred Consent and Exchange Agreement, by and among the Company and certain holders of Series B Preferred Stock, dated August 3, 2011.
EX-10.2	Stockholders Agreement, by and among the Company and holders of Series B-1 Preferred Stock, dated August 3, 2011.